     Exhibit B.8
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.
Date: January 15, 2010

CHARLES F. DOLAN, individually and as Trustee
of the Charles F. Dolan 2008 Grantor Retained
Annuity Trust #2, the Charles F. Dolan 2009
Grantor Retained Annuity Trust #1, the Charles
F. Dolan 2009 Grantor Retained Annuity Trust
#2, the Charles F. Dolan 2009 Grantor Retained
Annuity Trust #3, the Charles F. Dolan 2010
Grantor Retained Annuity Trust #1 and the CFD
2009 Trust

By:	*

HELEN A. DOLAN, individually and as Trustee of
the Helen A. Dolan 2009 Grantor Retained
Annuity Trust #1, the Helen A. Dolan 2009
Grantor Retained Annuity Trust #2, the Helen
A. Dolan 2010 Grantor Retained Annuity Trust
#1, and the HAD 2009 Trust

By:	*

JAMES L. DOLAN
By:	/s/ James L. Dolan

THOMAS C. DOLAN
By:	/s/ Thomas C. Dolan

PATRICK F. DOLAN
By:	*

KATHLEEN M. DOLAN, individually and as a
Trustee for the Dolan Descendants Trust, the
Dolan Grandchildren Trust, the Dolan Spouse
Trust, the Dolan Progeny Trust, the DC James
Trust, the DC Thomas Trust, the DC Patrick
Trust, the DC Kathleen Trust, the DC Marianne
Trust, the DC Deborah Trust, the CFD Trust No.
1, the CFD Trust No. 2, the CFD Trust No. 3,
the CFD Trust No. 4, the CFD Trust No. 5, the
CFD Trust No. 6, and the Dolan Children
Trusts, and as Trustee of the Charles Dolan
1989 Trust, the Ryan Dolan 1989 Trust and the
Tara Dolan 1989 Trust

By:	*

MARIANNE DOLAN WEBER
By:	*

DEBORAH A. DOLAN-SWEENEY
By:	*

LAWRENCE J. DOLAN, as a Trustee of the Charles F. Dolan 2001 Family Trust and the Charles F. Dolan 2009 Family Trusts
By:	*

DAVID M. DOLAN, as a Trustee of the Charles F. Dolan 2001 Family Trust and the Charles F. Dolan 2009 Family Trusts
By:	*

PAUL J. DOLAN, as a Trustee of the Dolan
Descendants Trust, the Dolan Grandchildren
Trust, the Dolan Spouse Trust and the Dolan
Progeny Trust, the DC Kathleen Trust, the DC
James Trust, the CFD Trust No. 1, the CFD Trust
No. 6, the Dolan Children Trust for the benefit
of Kathleen M. Dolan and the Dolan Children
Trust for the benefit of James L. Dolan

By:	*

MATTHEW J. DOLAN, as a Trustee of the
DC Marianne Trust, the DC Thomas Trust,
the CFD Trust No. 3, the CFD Trust No. 5, the
Dolan Children Trust for the benefit of
Marianne Dolan Weber and Dolan Children Trust
for the benefit of Thomas C. Dolan

By:	*

MARY S. DOLAN, as a Trustee of the
DC Deborah Trust, the DC Patrick Trust,
the CFD Trust No. 2, the CFD Trust No. 4, the
Dolan Children Trust for the benefit of
Deborah Dolan-Sweeney and the Dolan Children
Trust for the benefit of Patrick F. Dolan

By:	*

*By:	/s/ Brian G. Sweeney
Brian G. Sweeney
As Attorney-in-Fact

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